SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8


                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                         NET MASTER CONSULTANTS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)

                TEXAS                                 76-027334
            -------------                            -------------
    (State or other jurisdiction of              (IRS Employer ID No.)
     incorporation or organization)

     1818-1177 West Hastings Street, Vancouver, B.C., Canda       V6E 2K3
-------------------------------------------------------------------------------
            (Address of Principal Executive Offices)            (Zip Code)

                         Consulting Services Agreement
-------------------------------------------------------------------------------
                           (Full Title of the Plan)

    James David Sifford, II, 3131 S.W. Freeway, Suite 42, Houston, TX 77098
-------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (713) 666-2783
-------------------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                   Proposed       Proposed
     Title of                      Maximum        Maximum
    Securities       Amount        Offering       Aggregate     Amount of
      to be          to be          Price         Offering     Registration
    Registered     Registered      Per Share       Price           Fee
-------------------------------------------------------------------------------

   Common Stock     687,500          $.08         $55,000.00    $100.00 (1)

===============================================================================
(1) Calculated pursuant to Rule 457.


===============================================================================

                                    PART I
                          INFORMATION REQUIRED IN THE
                           SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.


ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and the Form 10-QSB's for fiscal quarters ended
March 31, 2001 and June 30, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Securities are registered under Section 12(g) of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     Article 2.02-1 of the Texas Business Corporation Act (the "Act") provides that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Act.

     The Company's Articles of Incorporation provide: "Each Director and officer or Former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit,, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and proved further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amount paid in settlement shall not exceed costs, fees, and expenses which would have been reasonable incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law."

     The Company's By-Laws provide: "The Corporation shall indemnify its present or former Directors and officers, employees, agents and other persons to the fullest extent permissible by, and in accordance with the procedures contained in, Article 2.02-1 of the Texas Business Corporation Act. Such indemnification shall not be deemed to be exclusive of any other rights to which a director, officer, agent or other person may be entitled, consistent with law, under any provision of the Articles or Incorporation or By-Laws of the Corporation, any general or specific action of the Board of Directors, the terms of any contract, or as many be permitted or required by common law."


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of the Registration
Statement:

      5.1 Opinion of Carmine J. Bua, III, Esq. regarding the legality of the securities registered hereunder.

     23.1      Consent of Grant Thornton, LLP, Chartered Accountants.

     23.2      Consent of Counsel (included as part of Exhibit 5.1).


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


===============================================================================

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on August 17, 2001.

                                       NET MASTER CONSULTANTS, INC.


                                       BY:  /S/  NORA COCCARO
                                            ----------------------------
                                                 NORA COCCARO
                                                 President and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                           Date
-------------------          ---------------------              ---------------
/S/  NORA COCCARO            Chairman of the Board              August 17, 2001
-------------------          President, Chief
     NORA COCCARO            Executive Officer, and
                             Treasurer (Principal
                             Financial and Accounting
                             Officer) and Secretary


===============================================================================

                               INDEX TO EXHIBITS


 Sequentially
Exhibit Number     Description
--------------     -----------
      5.1          Opinion of Carmine J. Bua, III, Esq.
                   regarding legality of the securities registered hereunder.

     23.1          Consent of Grant Thornton, LLP, Chartered Accountants.

     23.2          Consent of Counsel (included as part of
                   Exhibit 5.1.